UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Coromar Drive, Goleta, CA		93117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Inogen, Inc. (the “Company”) dated March 22, 2022 and filed with the Commission on March 23, 2022 (the “Original Form 8-K”), which disclosed the appointment of each of Kevin King, Mary Kay Ladone, and Glenn Boehnlein to the Board of Directors of the Company (the “Board”), effective March 22, 2022. At the time of filing of the Original Form 8-K, as disclosed in the Original Form 8-K, the Board appointed Mr. King as a member of the Audit Committee of the Board (the “Audit Committee”) and chairperson of the Compensation Committee of the Board (the “Compensation Committee”), Ms. Ladone as a member of the Audit Committee and the Compensation Committee, and Mr. Boehnlein as chairperson of the Audit Committee. At the time of filing the Original Form 8-K, no determination had been made with respect to the appointment of any such directors to the Compliance Committee of the Board (the “Compliance Committee”). This Amendment is being filed solely to report that on April 14, 2022, upon the recommendation of the Nominating and Governance Committee of the Board, the Board appointed Mr. Boehnlein to the Compliance Committee, effective immediately. Effective upon such appointment, the members of the Compliance Committee are Elizabeth Mora (Chair), Kristen Miranda, and Glenn Boehnlein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date: April 19, 2022	By:	/s/ Kristin Caltrider
Kristin Caltrider Executive Vice President Chief Financial Officer Treasurer (Principal Financial and Accounting Officer)